UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2008

HOLOGIC, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-18281	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

35 Crosby Drive, Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

(781) 999-7300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Preliminary Note

Important Information for Investors and Stockholders

This Current Report on Form 8-K is neither an offer to purchase nor solicitation of an offer to sell securities. The tender offer for the outstanding shares of Third Wave’s common stock described in this filing has not commenced. At the time the Offer is commenced, Hologic and the Purchaser will file with the Securities and Exchange Commission (the “SEC”) a tender offer statement on Schedule TO, and Third Wave will file with the SEC a solicitation/recommendation statement on Schedule 14D-9, with respect to the Offer. Hologic, the Purchaser and Third Wave intend to mail these documents to the stockholders of Third Wave. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information including the terms and conditions of the offer and stockholders of Third Wave are urged to read them carefully when they become available before they make a decision with respect to the Offer. Stockholders of Third Wave will be able to obtain a free copy of these documents (when they become available) at http://www.hologic.com and the website maintained by the SEC at http://www.sec.gov. In addition, stockholders will be able to obtain a free copy of these documents (when they become available) by contacting Hologic or Third Wave.

ITEM 8.01	OTHER EVENTS

On June 9, 2008, Hologic, Inc. (“Hologic”) issued a press release announcing that it has entered into an agreement to acquire Third Wave Technologies, Inc., a publicly traded company which develops and markets molecular diagnostic products for various DNA and RNA analysis applications.

The description of the press release set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following exhibits are filed pursuant to Item 8.01:

EXHIBIT NO.	DESCRIPTION

99.1	Press release dated June 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 9, 2008		HOLOGIC, INC.

	By:	/s/ Glenn P. Muir
Glenn P. Muir, Chief Financial Officer,
Executive Vice President, Finance and Treasurer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press release dated June 9, 2008.